UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut		06484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously announced in its Current Report on Form 8-K filed on December 26, 2017, Hubbell Incorporated (the “Company”) entered into an Agreement and Plan of Merger on December 22, 2017 by and among Meter Readings Holding Group, LLC (“Aclara”), Hubbell Power Systems, Inc., a wholly owned subsidiary of the Company, Yellow Merger Sub, Inc., an indirect wholly owned subsidiary of the Company (“Merger Sub”), Sun Meter Readings, LP, as representative for Aclara’s members and optionholders, and, for the limited purposes set forth therein, the Company, pursuant to which the Company agreed to acquire Aclara. The acquisition will be structured as a reverse triangular merger in which Merger Sub will merge with and into Aclara in accordance with Delaware law (the “Merger”), with Aclara surviving the Merger as a wholly owned indirect subsidiary of the Company.

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 2, 2018, the Company completed a public offering of $450 million aggregate principal amount of its 3.500% Senior Notes due 2028 (the “Notes”). The offering of the Notes was made pursuant to the prospectus supplement dated January 31, 2018 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2018 (the “Prospectus Supplement”) and the prospectus dated February 16, 2016 that forms a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-209532) filed with the SEC on February 16, 2016.

The Notes were sold pursuant to an underwriting agreement, dated January 31, 2018, between the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc., as representatives of the several underwriters listed in Schedule I thereto. The Notes were issued under the Indenture, dated as of September 15, 1995 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of February 2, 2018 (the “Fifth Supplemental Indenture,” and the Base Indenture as heretofore supplemented and as supplemented by the Fifth Supplemental Indenture, the “New Notes Indenture”), between the Company and the Trustee.

The net proceeds from the offering were approximately $442.6 million after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the offering of the Notes to partially finance the Merger, the repayment of certain existing indebtedness of Aclara and its subsidiaries and the transactions contemplated by or related to, and the payment of the fees, costs and expenses in connection with the foregoing.

The Notes will bear interest at a rate of 3.500% per annum from February 2, 2018. Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2018. The Notes will mature on February 15, 2028.

The Company may redeem all or part of the Notes at any time prior to maturity at the redemption prices set forth in the New Notes Indenture.

In the event of a change in control triggering event (as defined in the Fifth Supplemental Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the repurchase date.

If (x) the consummation of the Merger does not occur on or before August 31, 2018 or (y) the Company notifies the Trustee that the Company will not pursue the consummation of the Merger, all of the Notes then outstanding will be redeemed at a redemption price as determined by the Company equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable special mandatory redemption date.

The Notes will be the Company’s unsecured, unsubordinated obligations, ranking equally in right of payment with the Company’s other existing and future unsecured, unsubordinated indebtedness from time to time outstanding, and effectively subordinated in right of payment to all of the Company’s current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be exclusively obligations of the Company and will not be guaranteed by any of its subsidiaries. As a result, the Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of such subsidiaries.

The New Notes Indenture also contains customary covenant and event of default provisions.

Please refer to the Prospectus Supplement for additional information regarding the offering and the terms and conditions of the Notes. The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Fifth Supplemental Indenture and the form of the Notes, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated into this Item 1.01 by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes is incorporated into this Item 2.03 by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 1995, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (incorporated by reference to Exhibit 4a to Hubbell Incorporated’s registration statement on Form S-4, filed with the SEC on June 18, 2002).

4.2	Fifth Supplemental Indenture, dated as of February 2, 2018, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee.

4.3	Form of 3.500% Senior Notes due 2028 (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated February 2, 2018.

5.2	Opinion of Shipman & Goodwin LLP, dated February 2, 2018.

12.1	Statement regarding the computation of ratio of earnings to fixed charges.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated February 2, 2018 (included in Exhibit 5.1).

23.2	Consent of Shipman & Goodwin LLP, dated February 2, 2018 (included in Exhibit 5.2).

Forward-Looking Statements

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning certain plans, expectations, goals, projections, and statements about the benefits of the proposed acquisition, the Company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “target”, “believe”, “continues”, “improved”, “leading”, “improving”, “continuing growth”, “continued”, “ranging”, “contributing”, “primarily”, “plan”, “expect”, “anticipated”, “expected”, “expectations”, “should result”, “uncertain”, “goals”, “projected”, “on track”, “likely”, “intend” and others. Such forward-looking statements are based on the Company’s current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of productivity improvements and cost reduction actions; pension expense; effects of unfavorable foreign currency exchange rates; price and material costs; general economic and business conditions; the impact of and the ability to complete strategic acquisitions and integrate acquired companies; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; the possibility that the proposed transaction does not close when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that the financing required to fund the transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; diversion of management’s attention from ongoing business operations and opportunities; the Company’s ability to complete the acquisition and integration of Aclara successfully; litigation relating to the transaction; the impact of recently enacted U.S. tax legislation; and other factors described in the Company’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 1995, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (incorporated by reference to Exhibit 4a to Hubbell Incorporated’s registration statement on Form S-4, filed with the SEC on June 18, 2002).

4.2	Fifth Supplemental Indenture, dated as of February 2, 2018, between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee.

4.3	Form of 3.500% Senior Notes due 2028 (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated February 2, 2018.

5.2	Opinion of Shipman & Goodwin LLP, dated February 2, 2018.

12.1	Statement regarding the computation of ratio of earnings to fixed charges.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated February 2, 2018 (included in Exhibit 5.1).

23.2	Consent of Shipman & Goodwin LLP, dated February 2, 2018 (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ William R. Sperry
Name: William R. Sperry
Title: Senior Vice President and
Chief Financial Officer

Date: February 2, 2018